Exhibit 5.1

Universe Pharmaceuticals Inc	D +1 345 815 1877
Vistra (Cayman) Limited	E bradley.kruger@ogier.com
Grand Pavillion
Hibiscus Way
Grand Cayman	Reference: 427205.00001
Cayman Islands

27 October 2022

Universe Pharmaceuticals Inc (the Company)

We have been requested to provide you with an opinion on matters of Cayman Islands law in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933 (the Act), as amended, (including its exhibits, the Registration Statement) related to to the registration of up to US$200,000,000 of its securities to be issued by the Company from time to time listed below (together, the Securities):

(a)	ordinary shares of the Company of par value US$0.003125 each (the Ordinary Shares);

(b)	preferred shares of the Company of par value US$0.003125 each (the Preferred Shares, and together with the Ordinary Shares, the Equity Securities);

(c)	debt securities (the Debt Securities) to be issued pursuant to the applicable indenture to be entered into by the Company (the Indenture)

(d)	warrants to purchase Ordinary Shares or Preferred Shares or any combination thereof (the Warrants) issuable pursuant to the terms of a warrant agreement to be entered into between the Company and a warrant agent for such Warrants thereunder, if any (the Warrant Document);

Ogier

89 Nexus Way
Camana Bay

Grand Cayman, KY1-9009

Cayman Islands

T +1 345 949 9876

F +1 345 949 9877

ogier.com	A list of Partners may be inspected on our website

Universe Pharmaceuticals Inc

27 October 2022

(e)	rights to purchase Ordinary Shares or Preferred Shares (the Rights) to be issued under a rights agreement, purchase agreement or similar agreement to be entered into between the Company and one or more rights agent, if any (the Rights Document); and/or

(f)	units comprising some or all of the Securities, in any combination, including Ordinary Shares, Preferred Shares, Debt Securities and/or Warrants (the Units) to be issued under a unit agreement, purchase agreement or similar agreement between the Company and a unit agent to be specified therein, if any (the Unit Document).

The Indenture, Warrant Document, Rights Document and Unit Document are referred to herein collectively as Governing Documents.

The Debt Securities, the Warrants, the Rights and the Units are collectively referred to herein as Non-Equity Securities.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents and or the Registration Statement. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1	Documents examined

For the purposes of giving this opinion, we have examined copies of the following documents (the Documents):

(a)	the Certificate of Incorporation of the Company dated 11 December 2019 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)	the second amended and restated memorandum and articles of association of the Company filed with the Registrar on 5 October 2022 (the Memorandum and Articles);

(c)	a certificate of good standing dated 24 October 2022 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	a certificate dated 27 October 2022 as to certain matters of fact signed by a director of the Company in the form annexed hereto (the Director’s Certificate), having attached to it the written resolutions of the directors of the Company passed on 24 October 2022 (the Board Resolutions); and

(e)	the Registration Statement.

We have not made any searches or enquiries concerning, and have not examined any documents entered into by or affecting the Company or any other person.

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27 October 2022

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in Schedule 1 without having carried out any independent investigation or verification in respect of those assumptions.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the qualifications set forth in Schedule 2 and the limitations set forth below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company and is validly existing and in good standing with the Registrar.

Issuance of Shares

(a)	With respect to the Ordinary Shares, when:

(i)	the board of directors of the Company (the Board) has taken all necessary corporate actions to approve the issuance and allotment of the Ordinary Shares, the terms of the offering of the Ordinary Shares and any other related matters;

(ii)	either (A) the provisions of the applicable definitive purchase, underwriting o r similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Ordinary Shares) has been made, or (B) if such Ordinary Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any o ther security, the terms of such security, the Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Ordinary Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Ordinary Shares) received; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Ordinary Shares, in each case in accordance with the Memorandum and Articles,

the Ordinary Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

(b)	With respect to the Preferred Shares, when:

(i)	the Board has taken all necessary corporate actions to approve the creation, issuance and the terms of the Preferred Shares, the terms of the offering of the Preferred Shares and other any related matters;

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27 October 2022

(ii)	either (A) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board have been satisfied and payment of the consideration specified therein (being not less than the par value of the Preferred Shares) has been made, or (B) if such Preferred Shares are issuable upon conversion, exchange, redemption, repurchase or exercise of any other security, the terms of such security, the Memorandum and Articles or the instrument governing such security providing for such conversion, exchange, redemption, repurchase or exercise for Preferred Shares, as approved by the Board, have been satisfied and the consideration approved by the Board (being not less than the par value of the Preferred Shares) received; and

(iii)	valid entry has been made in the register of members of the Company reflecting such issuance of Preferred Shares, in each case in accordance with the Memorandum and Articles,

the Preferred Shares will be recognised as having been duly authorised and validly issued, fully paid and non-assessable.

Issuance of Debt Securities

(c)	With respect to the Debt Securities to be issued, when

(i)	the Board has taken all necessary corporate action to authorise and approve the creation and terms of the Debt Securities and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	the Indenture relating to the Debt Securities shall have been duly authorized and validly executed and unconditionally delivered by the Company and all the relevant parties thereunder; and

(iii)	the Debt Securities issued thereunder have been duly executed and delivered on behalf of the Company and authenticated in the manner set forth in the applicable Indenture relating to such issue of Debt Securities and delivered against due payment therefor pursuant to, and in accordance with, the terms of the Registration Statement and any relevant prospectus supplement, the Debt Securities issued pursuant to the Indenture will have been duly executed, issued and delivered.

Valid Issuance of Warrants

(d)	With respect to the Warrants to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Warrant Document relating to the Warrants shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder; and

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(iii)	the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the Warrant Document relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment o f the consideration therefor provided therein, the Warrants will be duly authorized and validly issued and will constitute legal, valid and binding obligations of the Company.

Valid Issuance of Rights

(e)	With respect to the Rights to be issued, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Rights and to approve the issue thereof, the terms of the offering thereof and related matters;

(ii)	a Rights Document relating to the Rights shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as rights agent thereunder; and

(iii)	the certificates representing the Rights shall have been duly executed, countersigned, issued, registered and delivered in accordance with the Rights Document, and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided therein, the Rights will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

Valid Issuance of Units

(f)	With respect to each issue of Units, when:

(i)	the Board has taken all necessary corporate actions to authorise and approve the creation and terms of the Units and to approve the issue of the Securities which are components thereof, the terms of the offering thereof and related matters;

(ii)	a Unit Document relating to the Units shall have been duly authorised and validly executed and unconditionally delivered by the Company and the financial institution designated as unit agent thereunder;

(iii)	in respect of any Debt Securities which are components of the Units, the Indenture shall have been duly authorized and validly executed and unconditionally delivered by the Company and all relevant parties thereunder;

(iv)	in respect of any Warrants which are components of the Units, a Warrant Document shall have been duly authorized and validly executed and unconditionally delivered by the Company and the warrant agent thereunder, if any, in respect of any Warrants which are components of the Units; and

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(v)	the Units and any Securities which are components of the Units shall have been duly executed, countersigned, authenticated, issued, registered and delivered (in each case, as and when applicable), in accordance with the provisions of (A) the applicable Unit Document relating to the Units, (B) the applicable Warrant Document relating to any Warrants which are components of the Units, and (C) the applicable definitive purchase, underwriting or similar agreement approved by the Board, and upon payment of the consideration therefor provided therein, the Units will be duly authorised and validly issued and will constitute legal, valid and binding obligations of the Company.

4	Matters not covered

We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Registration Statement and the Governing Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement or any of the Governing Documents, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement, the Governing Documents and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Governing Documents will result in the breach of or infringe any other agreement, deed or document (other than the Memorandum and Articles) entered into by or binding on the Company.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

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(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also consent to the reference to this firm in the Registration Statement under the headings “Legal Matters” and “Enforceability of Civil Liabilities”. In the giving of our consent, we do no t thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Securities while the Registration Statement is effective.

Yours faithfully

Ogier

Universe Pharmaceuticals Inc

27 October 2022

SCHEDULE 1

Assumptions

Assumptions of general application

1	All original documents examined by us are authentic and complete.

2	All copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete.

3	All signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine.

4	Each of the Good Standing Certificate and the Director’s Certificate is accurate and complete as at the date of this opinion.

5	Where any Document has been provided to us in draft or undated form, that Document has been executed by all parties in materially the form provided to us and, where we have been provided with successive drafts of a Document marked to show changes from a previous draft, all such changes have been accurately marked.

Status, authorisation and execution

6	Each of the parties to the Governing Documents other than the Company is duly incorporated, formed or organised (as applicable), validly existing and in good standing under all relevant laws.

7	Each Governing Document and the Non-Equity Securities have been, or will be duly authorised, executed and unconditionally delivered by or on behalf of all parties to it in accordance with all applicable laws (other than, in the case of the Company, the laws of the Cayman Islands) in the manner authorised by the Board.

8	The applicable Governing Documents will be governed by and construed in accordance with the laws of New York and will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of New York and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the Cayman Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction.

9	The choice of the laws of the State of New York as the governing law of the Governing Documents has, or will have, been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the laws of the State of New York and all other relevant laws (other than the laws of the Cayman Islands).

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10	No monies paid to or for the account of any party in respect of the Securities under the Governing Documents represent, or will represent, criminal property or terrorist property (as defined in the Proceeds of Crime Act (Revised), and the Terrorism Act (Revised) respectively) and none of the parties to the Governing Documents is acting or will act in relation to the transactions contemplated by the Governing Documents, in a manner inconsistent with sanctions imposed by Cayman Islands authorities, or United Nations or United Kingdom sanctions or measures extended by statutory instrument to the Cayman Islands by orders of His Majesty in Council.

11	The Non-Equity Securities will respectively be issued and authenticated as required in accordance with the provisions of a duly authorised, executed and delivered applicable Governing Document and the Non-Equity Securities will be legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws (other than, with respect to the Company, the laws of the Cayman Islands).

12	The form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum and articles of association of the Company then in effect nor any applicable law, regulation, order or decree in the Cayman Islands.

13	The Company has obtained, or will obtain prior to execution, all consents, licences, approvals and authorisations of any governmental or regulatory authority or agency or of any other person that it is required to obtain pursuant to the laws of all relevant jurisdictions (other than those of the Cayman Islands) to ensure the legality, validity, enforceability, proper performance and admissibility in evidence of the Governing Documents. Any conditions to which such consents, licences, approvals and authorisations are subject have been, and will continue to be, satisfied or waived by the parties entitled to the benefit of them.

14	All necessary corporate action will be taken to authorise and approve any issuance of Securities and the terms of the offering of such Securities thereof and other related matters and that the applicable definitive purchase, underwriting or similar agreement will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto.

Enforceability

15	None of the opinions expressed herein will be adversely affected by the laws or public policies of any jurisdiction other than the Cayman Islands. In particular, but without limitation to the previous sentence:

(a)	the laws or public policies of any jurisdiction other than the Cayman Islands will not adversely affect the capacity or authority of the Company; and

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(b)	neither the execution or delivery of the Governing Documents nor the exercise by any party to the Governing Documents of its rights or the performance of its obligations under them contravene those laws or public policies.

16	There are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Governing Documents or the transactions contemplated by them or restrict the powers and authority of the Company in any way from entering into and performing its obligations under a duly authorised, executed and delivered Governing Documents.

17	None of the transactions contemplated by the Documents relate to any shares, voting rights or other rights that are subject to a restrictions notice issued pursuant to the Companies Act (Revised) (the Companies Act) of the Cayman Islands.

Share Issuance

18	The Ordinary Shares and the Preferred Shares shall be issued at an issue price in excess of the par value thereof.

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SCHEDULE 2

Qualifications

Good Standing

1	Under the Companies Act annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

2	In good standing means only that as of the date of the Good Standing Certificate the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

Limited liability

3	We are not aware of any Cayman Islands authority as to when the courts would set aside the limited liability of a shareholder in a Cayman Islands company. Our opinion on the subject is based on the Companies Act and English common law authorities, the latter of which are persuasive but not binding in the courts of the Cayman Islands. Under English authorities, circumstances in which a court would attribute personal liability to a shareholder are very limited, and include: (a) such shareholder expressly assuming direct liability (such as a guarantee); (b) the company acting as the agent of such shareholder; (c) the company being incorporated by or at the behest of such shareholder for the purpose of committing or furthering such shareholder’s fraud, or for a sham transaction otherwise carried out by such shareholder. In the absence of these circumstances, we are of the opinion that a Cayman Islands’ court would have no grounds to set aside the limited liability of a shareholder.

Non-Assessable

4	In this opinion, the phrase “non-assessable” means, with respect to the Equity Securities in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the Equity Securities by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstance in which a court may be prepared to pierce or lift the corporate veil).

Register of Writs

5	Our examination of the Register of Writs cannot conclusively reveal whether or not there is:

(a)	any current or pending litigation in the Cayman Islands against the Company; or

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(b)	any application for the winding up or dissolution of the Company or the appointment of any liquidator or trustee in bankruptcy in respect of the Company or any of its assets, as notice of these matters might not be entered on the Register of Writs immediately or updated expeditiously or the court file associated with the matter or the matter itself may no t be publicly available (for example, due to sealing orders having been made). Furthermore, we have not conducted a search of the summary court. Claims in the summary court are limited to a maximum of CI $20,000.

Governing Documents

6	We have not reviewed the Governing Documents and our opinions are qualified accordingly.

7	We reserve our opinion as to the extent to which the courts of the Cayman Islands would, in the event of any relevant illegality or invalidity, sever the relevant provisions of the Governing Documents and the Non-Equity Securities and enforce the remainder of the Governing Documents and the Non-Equity Securities or the transaction of which such provisions form a part, notwithstanding any express provisions in the Indenture in this regard.